Exhibit 99.1
Mirum Pharmaceuticals Reports First Quarter 2026 Financial Results and Provides Business Update
–Q1 2026 net product sales of $159.9 million
–2026 net product sales guidance increased to $660 to $680 million
–Volixibat VISTAS Phase 2b study met primary endpoint
–Brelovitug Phase 2b portion of AZURE-1 study met primary endpoint
–In-licensed exclusive worldwide rights to zilurgisertib (ALK2 inhibitor) for FOP; FDA Priority Review granted with September 26, 2026 PDUFA date
–Conference call to provide business updates today, May 6 at 1:30 p.m. PT / 4:30 p.m. ET
FOSTER CITY, Calif. – May 6, 2026 - Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM), a leading rare disease company, today reported financial results for the first quarter 2026 and provided a business update.
“2026 is off to an excellent start, driven by strong commercial momentum, the recent VISTAS and AZURE-1 topline results, disciplined clinical execution, and continued expansion of our pipeline,” said Chris Peetz, Chief Executive Officer of Mirum. “We also announced today the in-license of zilurgisertib, a once-daily oral ALK2 inhibitor for fibrodysplasia ossificans progressiva from Incyte. Zilurgisertib has completed a pivotal study for FOP and its NDA has been accepted, creating the potential for an additional product launch for our rare genetic disease team later this year. We’re grateful to Incyte for all the work they have conducted on this program and look forward to potentially bringing another high impact medicine to patients.”
Q1 and Recent Highlights
Commercial: Raising Full Year Revenue Guidance to $660 to $680 Million
•First quarter 2026 global net product sales of $159.9 million.
•First quarter 2026 LIVMARLI® net product sales were $113.8 million, representing 55% growth over first quarter 2025 net product sales.
•First quarter 2026 Bile Acid Medicines net product sales were $46.1 million, representing 20% growth over first quarter 2025 net product sales.
Regulatory and Pipeline: Milestones on Track with Expansion of Leadership in Rare Disease
•Reported volixibat VISTAS Phase 2b study in primary sclerosing cholangitis (PSC) met primary endpoint; full results to be presented in a late-breaking oral presentation at the European Association for the Study of the Liver (EASL) Congress on May 30 at 2:15 p.m. CEST; U.S. NDA submission expected in H2 2026.
•Reported brelovitug Phase 2b portion of AZURE-1 study in chronic hepatitis delta virus (HDV) met primary endpoint; full results to be presented in a late-breaking poster presentation at the EASL Congress on May 27 starting at 8:30 a.m. CEST.
•Completed enrollment in brelovitug AZURE-1 and AZURE-4 Phase 3 studies in HDV; topline results expected in H2 2026.
•Completed enrollment in LIVMARLI (maralixibat) EXPAND Phase 3 study in additional rare cholestatic conditions; topline results expected in Q4 2026.
•VANTAGE study in primary biliary cholangitis (PBC) topline results now expected in Q1 2027.
Business Development: Obtained Exclusive Worldwide Rights to Zilurgisertib
•Entered into an exclusive license agreement with Incyte for worldwide rights to zilurgisertib, an ALK2 inhibitor in development for fibrodysplasia ossificans progressiva (FOP).
•U.S. FDA accepted the New Drug Application (NDA) for zilurgisertib in FOP patients 12 years and older and granted Priority Review with a Prescription Drug User Fee Act (PDUFA) date of September 26, 2026.
•Results from the pivotal Phase 2 PROGRESS study in FOP formed the basis of the NDA filing for zilurgisertib; Incyte plans to present the results at an upcoming medical conference.

•In return for the exclusive license of worldwide rights to zilurgisertib, Incyte received an upfront payment of $16 million and is eligible to receive additional development and regulatory milestone payments, as well as sales-based milestones and tiered royalties on worldwide net sales in the mid-to-high single digit percent range.
Corporate & Financial: Strong Balance Sheet and Financial Independence
•Total revenue for the quarter ended March 31, 2026 was $159.9 million compared to $111.6 million for the quarter ended March 31, 2025.
•Total operating expenses were $949.3 million for the quarter ended March 31, 2026 compared to $126.8 million for the quarter ended March 31, 2025. Total operating expenses for the quarter ended March 31, 2026 included:
◦Cost of sales of $22.1 million, net of intangible amortization.
◦Non-recurring in-process research and development (IPR&D) expense associated with the acquisition of Bluejay Therapeutics of $726.3 million.
◦$63.8 million of stock-based compensation, intangible amortization, and other non-cash expenses, including $34.7 million of non-recurring stock-based compensation expense associated with the acquisition of Bluejay Therapeutics.
◦Research and development expense of $73.7 million, including $20.8 million for the development of brelovitug, excluding stock-based compensation expense.
◦Selling, general, and administrative expense of $63.4 million, excluding stock-based compensation expense.
•As of March 31, 2026, Mirum had unrestricted cash, cash equivalents, and investments of $420.6 million compared to $391.4 million as of December 31, 2025.
Business Update Conference Call
Mirum will host a conference call today, May 6 at 1:30 p.m. PT/4:30 p.m. ET, to provide business updates. Join the call using the following details:
Conference Call Details:
US/Toll-Free: +1 833 461 5787
International: +1 585 542 9983
Access Code: 487977865
You may also access the call via webcast by visiting the Investors section of Mirum’s corporate website. The archived webcast will be available for replay.

About LIVMARLI® (maralixibat) oral solution and LIVMARLI® (maralixibat) tablets
LIVMARLI® (maralixibat) is an orally administered, ileal bile acid transporter (IBAT) inhibitor approved by the U.S. Food and Drug Administration for two pediatric cholestatic liver diseases. It is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) in the U.S. three months of age and older and in Europe for patients two months of age and older. It is also approved in the U.S. for the treatment of cholestatic pruritus in patients with progressive familial intrahepatic cholestasis (PFIC) 12 months of age and older and in Europe for the treatment of PFIC in patients three months of age and older. For more information for U.S. residents, please visit LIVMARLI.com.
LIVMARLI has received Breakthrough Therapy designation for ALGS and PFIC type 2 and orphan designation for the treatment of ALGS and PFIC. LIVMARLI is currently being evaluated in the Phase 3 EXPAND study in additional settings of cholestatic pruritus. To learn more about ongoing clinical trials with LIVMARLI, please visit Mirum’s clinical trials section on the company’s website.
IMPORTANT SAFETY INFORMATION
Limitation of Use: LIVMARLI is not for use in PFIC type 2 patients who have a severe defect in the bile salt export pump (BSEP) protein.
LIVMARLI can cause side effects, including:
Liver injury. Changes in certain liver tests are common in patients with ALGS and PFIC but can worsen during treatment. These changes may be a sign of liver injury. In PFIC, this can be serious or may lead to liver transplant or death. Your healthcare provider should do blood tests and physical exams before starting and during treatment to check your liver function. Tell your healthcare provider right away if you get any signs or symptoms of liver problems, including nausea or vomiting, skin or the white part of the eye turns yellow, dark or brown urine, pain on the right side of the stomach (abdomen), bloating in your stomach area, loss of appetite or bleeding or bruising more easily than normal.
Stomach and intestinal (gastrointestinal) problems. LIVMARLI can cause stomach and intestinal problems, including diarrhea and stomach pain. Your healthcare provider may advise you to monitor for new or worsening stomach problems including stomach pain, diarrhea, blood in your stool or vomiting. Tell your healthcare provider right away if you have any of these symptoms more often or more severely than normal for you.
A condition called Fat Soluble Vitamin (FSV) Deficiency caused by low levels of certain vitamins (vitamin A, D, E, and K) stored in body fat is common in patients with ALGS and PFIC but may worsen during treatment. Your healthcare provider should do blood tests before starting and during treatment and may monitor for bone fractures and bleeding which have been reported as common side effects.
US Prescribing Information
EU SmPC
Canadian Product Monograph
About CHOLBAM® (cholic acid) capsules
The FDA approved CHOLBAM® (cholic acid) capsules in March 2015, the first FDA-approved treatment for pediatric and adult patients with bile acid synthesis disorders due to single enzyme defects, and for adjunctive treatment of patients with peroxisome biogenesis disorder-Zellweger spectrum disorder. The effectiveness of CHOLBAM has been demonstrated in clinical trials for bile acid synthesis disorders and the adjunctive treatment of peroxisomal disorders. An estimated 200 to 300 patients are current candidates for therapy.
CHOLBAM (cholic acid) Indication
CHOLBAM is a bile acid indicated for
◦Treatment of bile acid synthesis disorders due to single enzyme defects.
◦Adjunctive treatment of peroxisomal disorders, including Zellweger spectrum disorders, in patients who exhibit manifestations of liver disease, steatorrhea, or complications from decreased fat-soluble vitamin absorption.
LIMITATIONS OF USE
The safety and effectiveness of CHOLBAM on extrahepatic manifestations of bile acid synthesis disorders due to single enzyme defects or peroxisomal disorders, including Zellweger spectrum disorders, have not been established.
IMPORTANT SAFETY INFORMATION
WARNINGS AND PRECAUTIONS – Exacerbation of liver impairment
Monitor liver function and discontinue CHOLBAM in patients who develop worsening of liver function while on treatment.
Concurrent elevations of serum gamma glutamyltransferase (GGT) and alanine aminotransferase (ALT) may indicate CHOLBAM overdose.
Discontinue treatment with CHOLBAM at any time if there are clinical or laboratory indicators of worsening liver function or cholestasis.
ADVERSE REACTIONS
The most common adverse reactions (≥1%) are diarrhea, reflux esophagitis, malaise, jaundice, skin lesion, nausea, abdominal pain, intestinal polyp, urinary tract infection, and peripheral neuropathy.
Please see full Prescribing Information for additional Important Safety Information.
About CTEXLI® (chenodiol) tablets
CTEXLI® (chenodiol) tablets is FDA-approved for the treatment of adults with cerebrotendinous xanthomatosis (CTX). Chenodiol is another name for chenodeoxycholic acid (CDCA). CDCA is a naturally occurring bile acid that was originally approved for the treatment of people with radiolucent stones in the gallbladder. CTEXLI was evaluated as part of the Phase 3 RESTORE study, the first and only clinical trial for CTX. CTX is a rare progressive disease that can affect the brain, spinal cord, tendons, eyes and arteries.

IMPORTANT SAFETY INFORMATION
CTEXLI can cause side effects, including:
Liver Injury: You will need to undergo laboratory testing before starting and while taking CTEXLI to check your liver function. Changes in certain liver tests may occur during treatment and may be a sign of liver injury. This can be serious. Stop taking CTEXLI immediately and tell your healthcare provider right away if you get any signs or symptoms of liver problems, including, stomach (abdomen) pain, bruising, dark-colored urine, feeling tired (fatigue), bleeding, yellowing of the skin and eyes, nausea, and itching.
Most Common Side Effects: Diarrhea, headache, stomach pain, constipation, high blood pressure, muscular weakness, and upper respiratory tract infection.
Tell your healthcare provider about all the medications that you take, as CTEXLI may interact with other medicines.
US Prescribing Information
About Volixibat
Volixibat is an investigational oral, minimally absorbed agent designed to selectively inhibit the ileal bile acid transporter (IBAT). Volixibat may offer a novel approach in the treatment of adult cholestatic diseases by blocking the recycling of bile acids, through inhibition of IBAT, thereby reducing bile acids systemically and in the liver. Volixibat is currently being evaluated in Phase 2b studies for primary sclerosing cholangitis (PSC) (VISTAS study) and primary biliary cholangitis (PBC) (VANTAGE study). In 2024, the Phase 2b VANTAGE study of volixibat in PBC met the primary endpoint. No new safety signals were observed, and the most common adverse event was diarrhea with all cases mild to moderate. Volixibat has been granted FDA Breakthrough Therapy designation for the treatment of PBC.
About Brelovitug
Brelovitug is an investigational, highly potent, pan-genotypic, fully human immunoglobulin G1 (IgG1) monoclonal antibody (mAb) that targets the surface antigen (anti-HBsAg) on both the chronic hepatitis delta virus (HDV) and the hepatitis B virus (HBV). Brelovitug is designed to neutralize and remove hepatitis B and hepatitis D virions and deplete HBsAg-containing subviral particles. Brelovitug has FDA Breakthrough Therapy designation for the treatment of chronic HDV infection and PRIME and Orphan designations from the European Medicines Agency.
In the previously reported 778-001 Phase 2 study, brelovitug demonstrated strong antiviral activity in HDV, achieving 100% virologic response, along with improvements in liver enzyme levels and a favorable safety profile at Week 48. Brelovitug is currently being evaluated in the global Phase 3 AZURE clinical program. Mirum owns worldwide rights to brelovitug.
About Zilurgisertib
Zilurgisertib is an investigational, oral, small molecule, activin receptor-like kinase 2 (ALK2) inhibitor in development for the treatment of Fibrodysplasia Ossificans Progressiva (FOP). Zilurgisertib is designed to inhibit the ALK2 receptor which is abnormally active in most patients with FOP and leads to bone formation in soft tissues, a process known as heterotopic ossification (HO). FOP is an ultra-rare genetic disease that affects approximately 300 patients in the U.S. and 900 worldwide, with diagnosis typically occurring in early childhood. Zilurgisertib was evaluated in the PROGRESS pivotal Phase 2 study, which formed the basis of a new drug application (NDA). The FDA has accepted the NDA for zilurgisertib in FOP under Priority Review with a Prescription Drug User Fee Act (PDUFA) date of September 26, 2026.
Mirum licensed zilurgisertib from Incyte for development and commercialization globally.
About MRM-3379
MRM-3379 is an in-licensed investigational oral therapy being evaluated for the treatment of Fragile X syndrome (FXS). It is a selective phosphodiesterase-4D (PDE4D) inhibitor designed to enhance cAMP signaling. MRM-3379 may offer a novel approach to improving cognition, language, and daily function in individuals with FXS. MRM-3379 has been granted FDA Fast Track designation for the treatment of FXS.
The BLOOM Phase 2 clinical study of MRM-3379 is currently underway in FXS. Males ages 16 to 45 will be randomly assigned to receive one of three dose levels of MRM-3379 or placebo for 12 weeks. An open-label cohort of boys ages 13 to 16 will receive the lowest dose, in order to explore effects of treatment in younger boys, closer to the age of diagnosis. The study’s primary endpoint is safety and tolerability, the key secondary endpoint is the NIH Toolbox Crystallized Cognition Composite (CCC), and several exploratory endpoints will assess potential effects on mood, behavior, and other symptoms that are relevant to this population. Mirum owns worldwide rights to MRM-3379.

About Mirum Pharmaceuticals
Mirum Pharmaceuticals (NASDAQ: MIRM) is a leading rare disease company with a global footprint of approved products and a broad pipeline of investigational medicines. Purpose-built to bring forward breakthrough medicines for people with overlooked conditions, Mirum focuses on rare liver and rare genetic diseases, where it has built deep expertise and strong connections to patient communities. The company’s commercial portfolio includes LIVMARLI® (maralixibat) for Alagille syndrome (ALGS) and progressive familial intrahepatic cholestasis (PFIC), CHOLBAM® (cholic acid) for bile-acid synthesis disorders, and CTEXLI® (chenodiol) for cerebrotendinous xanthomatosis (CTX).
Mirum’s clinical-stage pipeline includes volixibat, an IBAT inhibitor in late-stage development for primary sclerosing cholangitis (PSC) and primary biliary cholangitis (PBC), brelovitug, a fully human monoclonal antibody in late-stage development for chronic hepatitis delta virus (HDV), zilurgisertib, an ALK2 inhibitor under regulatory review with the FDA for fibrodysplasia ossificans progressiva (FOP), and MRM-3379, a PDE4D inhibitor being evaluated for Fragile X syndrome (FXS).
Mirum’s success is driven by a team dedicated to advancing high impact medicines through strategic development, disciplined execution and purposeful collaboration across the rare disease ecosystem.
Learn more at www.mirumpharma.com and follow Mirum on Facebook, LinkedIn, Instagram and X.
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, commercial results for our approved products, including continued growth in year-over-year net product sales, achievement of our 2026 financial guidance, our anticipated successes in 2026, including continued commercial performance and financial discipline, the results, enrollment, conduct and progress of our ongoing and planned studies for our product candidates, including the timing and results of interim and topline analyses of our ongoing studies, potential approval of NDA filings, the timing of any approvals of NDA filings and the potential commercial launch of our product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate,” “expected,” “will,” “could,” “would,” “guidance,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Mirum’s business in general, the impact of geopolitical and macroeconomic events, and the other risks described in Mirum’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Statement of Operations Data
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025

Revenue:
Product sales, net	$159,882	$111,585
Operating expenses:
Cost of sales (1)	28,805	23,018
Research and development	97,910	41,044
Acquired in-process research and development	726,302	5,000
Selling, general and administrative	96,330	57,706
Total operating expenses (2)	949,347	126,768
Loss from operations	(789,465)	(15,183)
Other income (expense):
Interest income	3,401	3,023
Interest expense	(3,616)	(3,596)
Other income, net	—	2,108
Net loss before provision for income taxes	(789,680)	(13,648)
Provision for income taxes	475	1,029
Net loss	(790,155)	(14,677)

Net loss per share, basic and diluted	$(13.43)	$(0.30)
Weighted-average shares of common stock used to compute net loss per share, basic and diluted	58,851,021	48,889,058

(1) Amounts include intangible amortization expense as follows:

Intangible amortization	$6,685	$5,893

(2) Amounts include stock-based compensation expense as follows:

Cost of sales	$348	$331
Research and development	24,189	5,229
Selling, general and administrative	32,937	10,243
Total stock-based compensation	$57,474	$15,803

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)
(Unaudited)

	March 31, 2026	December 31, 2025

Assets
Current assets:
Cash and cash equivalents	$324,907	$296,683
Short-term investments	61,352	86,644
Accounts receivable	133,113	123,330
Inventory	25,518	24,887
Prepaid expenses and other current assets	24,546	18,140
Total current assets	569,436	549,684
Restricted cash	1,733	1,482
Long-term investments	34,353	8,105
Intangible assets, net	254,154	260,921
Other noncurrent assets	31,240	22,621
Total assets	$890,916	$842,813
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$59,399	$9,614
Holdback liabilities, current	25,800	—
Accrued expenses and other current liabilities	187,625	196,185
Total current liabilities	272,824	205,799
Operating lease liabilities, noncurrent	11,175	7,516
Convertible notes payable, net, noncurrent	310,251	309,797
Holdback liabilities, noncurrent	48,257	—
Other liabilities	5,915	5,011
Total liabilities	648,422	528,123
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	6	5
Additional paid-in capital	1,700,215	981,878
Accumulated deficit	(1,457,699)	(667,544)
Accumulated other comprehensive (loss) income	(28)	351
Total stockholders’ equity	242,494	314,690
Total liabilities and stockholders’ equity	$890,916	$842,813
Contacts
Investor Contact:
Andrew McKibben
ir@mirumpharma.com
Media Contact:
Meredith Kiernan
media@mirumpharma.com